Exhibit 99.2

Second Quarter 2022 Results Earnings Release Presentation July 20, 2022

Key Second Quarter Takeaways

- We are focused on optimizing the balance sheet and rebuilding our capital ratios
- 2Q had exceptional loan growth which had four material impacts on 2Q22:
  - drove $15mm of net interest income growth vs. 1Q22
  - led to the first loan loss provision since 4Q20 due to unfunded commitment growth
  - higher expenses due to elevated bonus accruals/commissions as well as loan related expenses which accounted for ~$7mm of the quarterly increase
  - was a factor in upsizing our preferred capital raise
- Higher rates, slower economic growth and greater uncertainty are expected to slow loan growth in the second half of the year
- Higher interest rates should benefit earnings and show up more in the second half of 2022
- Continued deposit headwinds in our Venture business – with deposit outflows of $1.9bn in the quarter ($500mm moved to PWAM) which was offset by increases in wholesale deposits
- Credit quality metrics remain near historic lows
- Raised $513mm in preferred equity advancing our capital plan, capital ratios should benefit from increasing profitability and slower balance sheet growth

PacWest Bancorp

Second Quarter 2022 | PACW | p. 2

Second Quarter 2022 | PACW | p. 3 Second Quarter 2022 Highlights • $34.0bn low - cost deposit base • 86% of deposits are core deposits; 39% are noninterest - bearing • Loan to deposit ratio up to 77% from 73% at 1Q22 • ACL ratio of 1.07% • Classified loans ratio of 0.39% • Nonaccrual loans ratio of 0.30% • Net recoveries of $1.3 million • Cash and investments 30% of earning assets • Total capital ratio of 13.12%; Tier 1 ratio of 10.15%; CET1 ratio of 8.24% Strong Balance Sheet Profitability • Net earnings of $122.4mm, or $1.02 per diluted share • Pre - provision, pre - tax net revenues (“PPNR”) of $174.6mm (1) • ROAA of 1.23% • ROATCE of 24.42% (1) • Net interest income increased $15.2mm or 4.9% compared to 1Q22 • Net interest margin of 3.56%, up 13 bps from 1Q22 • Loan and lease yield of 4.65% • Cost of deposits of 18 bps; up due to increase in wholesale deposits • Efficiency ratio of 49.5% • Provision for credit losses $10.0mm for loans and $1.5mm for HTM securities • Warrant income of $1.6 mm vs. $0.6mm in 1Q22 Growth • Loan production of $2.8bn at weighted average rate of 4.61% • Loan growth of $2.1bn or 8.8% compared to 1Q22 • Total assets increased $1.7bn or 4.3% compared to 1Q22 • Core deposits decreased $2.5bn or 7.8% compared to 1Q22 primarily from venture banking clients • Total deposits increased $0.7bn or 2.2% compared to 1Q22, primarily due to higher wholesale deposits (1) See “Non - GAAP Measurements” slides starting on page 30.

Second Quarter 2022 | PACW | p. 4 $19.5bn $20.5bn $22.9bn $24.4bn $26.5bn 1.19% 1.01% 0.88% 0.81% 0.71% 2Q21 3Q21 4Q21 1Q22 2Q22 Loans and Leases, Net of Deferred Fees (5) $29.6bn $30.6bn $35.0bn $33.2bn $34.0bn 0.10% 0.08% 0.08% 0.07% 0.18% 2Q21 3Q21 4Q21 1Q22 2Q22 Core and Total Deposits (1)(2) $7.2bn $9.3bn $10.7bn $10.0bn $9.1bn 2.23% 2.12% 2.02% 2.17% 2.32% 2Q21 3Q21 4Q21 1Q22 2Q22 Total Investments and Yield (3)(4) Balance Sheet Highlights $300.2mm $279.8mm $273.6mm $272.5mm $283.8mm 1.59% 1.38% 1.20% 1.12% 1.07% 2Q21 3Q21 4Q21 1Q22 2Q22 Allowance for Credit Losses (6) (1) ■ Core Deposits ■ Non - core Deposits (2) Line is quarterly cost of average total deposits (3) ■ AFS securities ■ HTM securities (4) Line is quarterly yield on average investment securities (5) Line is ALLL as % of loans and leases, excluding PPP loans (6) Line is ACL as % of loans and leases, excluding PPP loans

Profitability Highlights


Net Earnings & EPS
$180.5mm
$140.0mm
$136.0mm
$120.1mm
$122.4mm
$1.52
$1.17
$1.14
$1.01
$1.02
2Q21
3Q21
4Q21
1Q22
2Q22


PPNR & PPNR ROAA(1)
$154.9mm
$167.8mm
$181.7mm
$162.1mm
$174.6mm
1.81%
1.86%
1.79%
1.65%
1.75%
2Q21
3Q21
4Q21
1Q22
2Q22


Noninterest Expense & Efficiency Ratio
$151.8mm
$159.4mm
$176.1mm
$167.4mm
$183.6mm
47.9%
47.2%
46.2%
50.1%
49.5%
2Q21
3Q21
4Q21
1Q22
2Q22


ROAA
ROATCE(1)
2.11%
1.55%
1.34%
1.22%
1.23%
29.25%
21.03%
22.06%
20.93%
24.42%
2Q21 3Q21 4Q21 1Q22 2Q22
2Q21 3Q21 4Q21 1Q22 2Q22

(1) See "Non-GAAP Measurements" slides starting on page 30.

PacWest Bancorp

Second Quarter 2022 | PACW | p. 5

Second Quarter 2022 | PACW | p. 6 0.10% 0.08% 0.08% 0.07% 0.18% 0.13% 0.11% 0.10% 0.08% 2Q21 3Q21 4Q21 1Q22 2Q22 Cost of Total Deposits PACW Avg. Total Deposits Cost KRX Median Deposits Cost 5.18% 5.01% 4.93% 4.66% 4.65% 4.04% 4.03% 3.95% 3.86% 2Q21 3Q21 4Q21 1Q22 2Q22 Loan and Lease Yield (TE) PACW TE Avg. KRX Median 3.40% 3.33% 3.24% 3.43% 3.56% 3.02% 2.94% 2.90% 2.92% 2Q21 3Q21 4Q21 1Q22 2Q22 Net Interest Margin (TE) PACW Reported TE NIM KRX Median NIM $266.3mm $275.8mm $300.4mm $308.7mm $323.9mm 2Q21 3Q21 4Q21 1Q22 2Q22 Net Interest Income Growing Net Interest Income Source: S&P Global Market Intelligence. Peer data is through 1Q22. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Second Quarter 2022 | PACW | p. 7 $21.95 $22.57 $21.31 $18.42 $16.93 10.41% 10.15% 8.86% 8.64% 8.24% 10.41% 10.65% 9.32% 9.07% 10.15% 14.99% 14.36% 12.69% 12.27% 13.12% 2Q21 3Q21 4Q21 1Q22 2Q22 Tangible BV and Capital Ratios (1) Tangible BV per Share CET1 Capital Tier 1 Capital Total Capital Capital Ratios Capital Change Drivers ▪ 2Q22 increase due to $513mm preferred stock issued partially offset by increase in risk - weighted assets of $2.7 billion due primarily to growth in loans and unfunded commitments ▪ 1Q22 decrease due to increase in risk - weighted assets of $1.8 billion due primarily to growth in loans and unfunded commitments ▪ 4Q21 decrease due to increase in goodwill from HOA acquisition and deployment of approximately $3.8 billion in excess cash into higher risk - weighted assets ▪ 3Q21 decrease due to approximately $3.0 billion of excess cash deployed into higher risk - weighted assets ▪ 2Q21 increase due to sub - debt capital raise of $400 million at 3.25% at the Bank level ▪ Planning to grow capital to operating levels more similar to the first half of 2021 ▪ 2Q22 dividend of $0.25 per share, consistent since May 2020 ▪ Bank capital ratios at 6/30/22: CET1 – 9.78%, Tier 1 – 9.78%, Total – 11.77% 8.00% 6.00% 4.50% 10.50% 8.50% 7.00% 13.12% 10.15% 8.24% Total Capital Tier 1 capital CET1 Capital Minimum Capital Conservation Buffer PACW Capital Levels $410mm $544mm $865mm Capital in Excess of Conservation Buffer (1) See “Non - GAAP Measurements” slides starting on page 30.

Second Quarter 2022 | PACW | p. 8 Commercial RE 14% Residential RE 37% Commercial construction 3% Residential construction 12% Asset - based 19% Venture capital 8% Other commercial 5% Consumer 2% As of June 30, 2022 ($ in millions) $ Mix $ Mix $ Mix Real Estate Mortgage: Commercial RE 3,671$ 14% 3,670$ 16% 3,792$ 19% Residential RE 9,879 37% 8,369 34% 4,621 24% Total Real Estate Mortgage 13,550 51% 12,039 50% 8,413 43% RE Construction & Land: Commercial 837 3% 802 3% 931 5% Residential 3,154 12% 2,892 12% 2,575 13% Total RE Construction & Land 3,991 15% 3,694 15% 3,506 18% Total Real Estate 17,541 66% 15,733 65% 11,919 61% Commercial: Asset-based 5,068 19% 4,739 19% 3,551 18% Venture capital 2,179 8% 2,077 9% 1,749 9% Other commercial 1,229 5% 1,298 5% 1,922 10% Total Commercial 8,476 32% 8,114 33% 7,222 37% Consumer 484 2% 505 2% 365 2% Total Loans HFI (1) 26,501$ 100% 24,352$ 100% 19,506$ 100% Unfunded commitments 11,866$ 9,899$ 7,892$ 3/31/2022 6/30/20216/30/2022 Diversified Loan and Lease Portfolio (1) Net of deferred fees and costs

Second Quarter 2022 | PACW | p. 9 ($ in millions) $ Mix $ Mix $ Mix Real Estate: Multi-family 5,062$ 29% 4,080$ 26% 3,998$ 34% Construction - Res. & Coml. (1) 3,487 20% 3,224 20% 3,089 26% Residential mortgage loans 2,965 17% 2,969 19% 242 2% Commercial RE (2) 2,498 14% 2,496 16% 2,645 22% Investor-owned residential 1,852 11% 1,320 8% 381 3% SBA 621 4% 622 4% 625 5% Hotel 551 3% 552 4% 522 4% Construction - Renovation 505 3% 470 3% 417 4% Total Real Estate 17,541$ 101% 15,733$ 100% 11,919$ 100% 6/30/2022 6/30/20213/31/2022 Commercial RE, $2,496mm, 14% SBA , $621mm , 3% Hotel , $551mm , 3% Multi - family, $5,062mm, 29% Investor - owned residential , $1,852mm , 11% Residential mortgage loans , $2,965mm , 17% Construction - renovation , $505mm , 3% Construction & Land , $3,487mm , 20% Real Estate ($17.5B) Lender Finance $3,181mm , 63% Equipment Finance $856mm , 17% Premium Finance $781mm , 15% Other $250mm , 5% Asset - Based ($5.1B) ($ in millions) $ Mix $ Mix $ Mix Asset-Based: Lender Finance 3,181$ 63% 3,100$ 65% 2,257$ 63% Equipment finance (1) 856 17% 771 16% 639 18% Premium Finance 781 15% 651 14% 483 14% Other 250 5% 217 5% 172 5% Total Asset-Based 5,068$ 100% 4,739$ 100% 3,551$ 100% 6/30/2022 6/30/20213/31/2022 Diversified Loan and Lease Portfolio (1) Of which land represents $116 million, $165 million and $153 million at 6/30/22, 3/31/22 and 6/30/21. (2) Comprised of 34% office, 20% industrial, 19% retail and 27% other at 6/30/22. (1) Amount excludes equipment leased to others under operating leases which is included in Other Assets.

Second Quarter 2022 | PACW | p. 10 ($ in millions) $ Mix $ Mix $ Mix Venture Capital: Equity Fund Loans 1,618$ 74% 1,543$ 74% 1,245$ 71% Venture Lending 561 26% 534 26% 504 29% Total Venture Capital 2,179$ 100% 2,077$ 100% 1,749$ 100% 6/30/2022 6/30/20213/31/2022 ($ in millions) $ Mix $ Mix $ Mix Other Commercial: Secured Business Loans 501$ 41% 479$ 37% 434$ 23% Unsecured Business Loans 325 26% 306 24% 247 13% Municipal 213 17% 213 16% 263 14% Paycheck Protection Program 33 3% 70 5% 609 32% Security Monitoring 12 1% 77 6% 207 11% Other 145 12% 153 12% 162 8% Total Other Commercial 1,229$ 100% 1,298$ 100% 1,922$ 101% 6/30/2022 6/30/20213/31/2022 Paycheck Protection Program , $33mm , 3% Secured Business Loans , $501mm , 41% Security Monitoring , $12mm , 1% Unsecured Business Loans , $325mm , 26% Municipal , $213mm , 17% Other , $145mm , 12% Other Commercial ($1.2B) Equity Fund Loans , $1,618mm , 74% Venture Lending , $561mm , 26% Venture Capital ($2.2B) Diversified Loan and Lease Portfolio

Second Quarter 2022 | PACW | p. 11 $1,662 $2,406 $3,373 $2,575 $2,815 $1,664 $1,349 $1,917 $1,589 $1,872 $1,969 $1,733 $2,000 $1,449 $1,347 $802 $1,014 $845 $1,265 $1,183 $3,326 $3,755 $5,290 $4,164 $4,687 $2,771 $2,747 $2,845 $2,714 $2,530 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2Q21 3Q21 4Q21 1Q22 2Q22 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Rate on Production ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Difference Rate on Production (1) ($ in millions) Loans Beginning Balance (2) Loans Ending Balance (2) Quarterly Change (3) 2Q22 4,687$ 2,530$ 2,157$ 4.61% 2Q22 24,352$ 26,501$ 2,149$ 1Q22 4,164 2,714 1,450 4.31% 1Q22 22,942 24,352 1,410 4Q21 5,290 2,845 2,445 3.89% 4Q21 20,511 22,942 2,431 3Q21 3,755 2,747 1,008 4.24% 3Q21 19,506 20,511 1,005 2Q21 3,326 2,771 555 4.55% 2Q21 18,979 19,506 527 Loan and Lease Production of $2.8 Billion in 2Q22 (1) The weighted average TE rate on production presents contractual rates and does not include amortized fees. Amortized fees add ed approximately 23 basis points to loan yields in 2022 and 38 basis points in 2021. (2) Net of deferred fees and costs. (3) “Quarterly Change” equals “Net Difference” plus transfers to loans held for sale, transfers to OREO, charge - offs, loan sales and loans acquired through acquisitions.

Second Quarter 2022 | PACW | p. 12 California, 46% Colorado , 11% Florida , 6% Virginia , 3% Arizona , 3% New York , 9% Washington , 3% Others , 14% Texas , 2% Wash. DC , 3% $5.4bn (1) MF Construction Commitments Multi - Family Loans Principal Balance Amount Count 6/30/22 Tota l 6/30/22 % of Tota l $0 ~ $5mm 843 1,706mm 34% $5mm ~ $10mm 170 1,144mm 22% $10mm ~ $30mm 60 943mm 19% $30mm ~ $171mm 21 1,269mm 25% Total 1,094 $ 5,062mm California , 71% Colorado , 2% Florida , 5% Arizona , 2% Washington , 6% Other , 4% Nevada , 3% Oregon , 2% Texas , 5% $5.1bn (2) Multi - family Residential Portfolio By State Multi - family Residential (1) MF construction commitments have an average loan - to - cost ratio of 64% as of June 30, 2022. (2) $1.3bn, or approximately 33%, of MF portfolio is 50% risk - weighted. (3) Included in MF construction commitments are $2.0bn of commitments to build low income housing MF projects with a weighted average LTC of 71%. LTC > 70% , 19% LTC 20% - 50% , 5% LTC 50% - 60% , 32% LTC 60% - 70% , 44% MF Construction Commitments By Loan - To - Cost Range (3) Risk Rating Count 6/30/22 Tota l Pass/Watch 1,091 $ 5,045mm Special Mention 1 13mm Classified 2 4mm Total 1,094 $ 5,062mm

Second Quarter 2022 | PACW | p. 13 Multi - Family Apts, 70% Condominiums , 2% Hotel , 6% Office, 5% Industrial , 2% Retail , 1% Mixed - Use, 3% Land & Other, 4% SFR , 7% Commitments by Property Type Construction & Land Loans California , 46% Colorado , 10% Florida , 6% Virginia , 2% Arizona , 3% New York , 10% Washington , 3% Other , 14% Wash. DC , 3% New Jersey , 3% Commitments by State Commitment Amount Count 6/30/22 Commitment 6/30/22 Outstanding 3/31/22 % of Tota l Civic 1,058 $ 592mm $ 529mm 13% $0 ~ $10mm 137 417mm 228mm 6% $10mm ~ $25mm 72 1,205mm 521mm 13% $25mm ~ $50mm 68 2,551mm 1,085mm 27% $50mm ~ $100mm 47 3,178mm 994mm 25% $100mm ~ $181mm 15 1,886mm 635mm 16% Total 1,397 $ 9,829mm $ 3,992mm LTC 40% - 50%, 7% LTC 50% - 60%, 36% LTC 60% - 70%, 42% LTC > 70%, 15% (2) Commitments By Loan - To - Cost Range (1) Risk Rating Count 6/30/22 Tota l Pass/Watch 1,349 $ 3,784mm Special Mention 17 195mm Classified 31 13mm Total 1,397 $ 3,992mm (1) Excludes land and Civic commitments. (2) 86% of commitments with LTC > 70% are for low income housing projects.

Second Quarter 2022 | PACW | p. 14 For - rent Residential , $505mm , 60% Residential Bridge , $138mm , 16% Construction - Renovation , $159mm , 19% Multi - family , $45mm , 5% Loan Production in 2Q22 – $847 Million (1) Civic Loans 6/30/22 3/31/22 $ % $ % For - rent residential $ 1,372mm 57% $ 906mm 49% Residential - bridge 361mm 15% 331mm 18% Multi - family 119mm 5% 83mm 4% Total investor - owned residential 1,852mm 1,320mm Construction - renovation 542mm 23% 531mm 29% Total Civic $ 2,394mm 100% $ 1,851mm 100% Risk Rating Count 6/30/22 Tota l Pass/Watch 6,544 $ 2,309mm Special Mention 35 45mm Classified 107 40mm Total 6,686 $ 2,394mm (1) WAC on new production, excluding fees was 6.19% Credit Quality 6/30/22 12/31/21 Accruing and 30 - 89 days past due $ 36.0mm $ 27.7mm Non - accrual $ 39.8mm $ 15.9mm YTD net charge - offs $ 41K $ 87K Foreclosed Assets $ --- $ --- $423mm $481mm $480mm $559mm $847mm $1,020mm $1,305mm $1,566mm $1,851mm $2,394mm 2Q21 3Q21 4Q21 1Q22 2Q22 Loan Production & Portfolio Balance Production Ending Balance Portfolio Composition (1) (1) At June 30, 2022 average loan size is $358,000 and average LTV is approximately 71.5%.

Second Quarter 2022 | PACW | p. 15 ($ in millions) Variable Loans by Rate Index Amount % of Total Variable 1 - month LIBOR $2,921 3 - month LIBOR 15 6 - month LIBOR 252 12 - month LIBOR 129 Total LIBOR - based Loans $3,317 29% SOFR 3,570 31% Other Index 930 8% Prime Rate 3,731 32% Total Variable Loans $11,089 100% Interest Rate Components of the Loan and Lease Portfolio Fixed - Rate , 37% Variable - Rate, 44% Hybrid , 19% Loan Portfolio by Repricing Type $1,339mm $1,001mm $5,051mm $7,670mm 1 Year 2 Years 3 - 5 Years > 5 Years Fixed/Hybrid Years to Maturity/Repricing ($ in millions) Basis Points of Rate Increases Variable Rate Loans At or Below Their Floors That will Reprice as Rates Increase 50 bps $955 100 bps 641 150 bps 279 200 bps 9 >200 bps 24 Total $1,908 Note: Since March 31, 2022, $4.6 billion of loans have come off their floors.

Second Quarter 2022 | PACW | p. 16 • Base case above is static balances applying forward rate curve as of 06/30/22 (which assumes five 25 bps rate hikes over the next 12 months) • Based on static 6/30/22 balances using the forward curve, forecasted 12 - month NII is at $1.39 billion and the corresponding NIM is at 3.61% • Up/down scenarios above are based on instantaneous rate shocks • Net interest income up $105.1 million or 20% in first half of 2022 vs, first half of 2021; combination of growth and rates Forecasted Forecasted Forecasted Net Interest June 30, 2022 Net Interest Percentage Net Interest Margin NII Income Change Margin Change Interest Rate Scenario (Tax Equivalent) From Base (Tax Equivalent) From Base (In millions) Up 300 basis points 1,459.1$ 4.70% 3.78% 0.17% Up 200 basis points 1,438.0$ 3.18% 3.73% 0.11% Up 100 basis points 1,417.1$ 1.68% 3.67% 0.06% BASE CASE 1,393.6$ 0.00% 3.61% —% Down 25 basis points 1,393.6$ 0.00% 3.61% 0.00% Down 50 basis points 1,391.9$ -0.12% 3.61% (0.00)% Down 100 basis points 1,383.5$ -0.73% 3.59% (0.03)% Interest Rate Sensitivity Balance Sheet Positioning • 2Q22 low - cost average deposit base of $34.0 billion at 18 bps • Balance sheet provides opportunities for re - mixing of earning assets • Well - positioned balance sheet for increases in interest rates • As of 6/30/22: • Cash and cash equivalents were 6% of earning assets, down from 11% at 12/31/21 • AFS securities were 24% of earning assets, down from 28% at 12/31/21 • Loans and leases were 70% of earning assets, up from 61% at 12/31/21 • Loans to deposits ratio of 77%, up from 65% at 12/31/21 Interest - bearing, 61% Noninterest bearing, 39% Deposits by Type Business Model Fixed - Rate , 37% Variable - Rate, 44% Hybrid , 19% Loan Portfolio by Repricing Type Balance Sheet Positioning & Interest Rate Sensitivity

Key Credit Quality Trends



Nonaccrual Loans and Leases(1)
$56.8mm
$65.5mm
$61.2mm
$66.5mm
$78.5mm
0.29%
0.31%
0.27%
0.27%
0.30%
2Q21
3Q21
4Q21
1Q22
2Q22
Classified Loans and Leases(1)
$147.3mm
$141.6mm
$116.1mm
$82.1mm
$104.3mm
0.75%
0.69%
0.51%
0.34%
0.39%
2Q21
3Q21
4Q21
1Q22
2Q22
Special Mention Loans and Leases(1)
$536.1mm
$496.4mm
$391.6mm
$377.3mm
$480.3mm
2.75%
2.42%
1.71%
1.55%
1.81%
2Q21
3Q21
4Q21
1Q22
2Q22
Net Charge-offs/(Recoveries)(2)
0.27%
-0.11%
($5.2mm)
0.09%
$0.4mm
0.01%
$0.2mm
0.00%
-0.01%
$1.2mm
0.02%
-0.02%
0.00%
-0.02%
($1.3mm)
2Q21
3Q21
4Q21
1Q22
2Q22

(1) Line is as a percentage of total loans and leases

(2) ■ Net charge-offs/(recoveries) for quarter ■ Trailing 12 months net C/O % ■ Net C/O as a % of average loans land leases (annualized)

Second Quarter 2022 | PACW | p. 17

PacWest Bancorp

Second Quarter 2022 | PACW | p. 18 Allowance for Credit Losses (ACL ) ▪ Provision in Q2 of $10.0 million driven primarily by increase in unfunded commitments of $2.0 billion. ▪ Used the Moody’s Consensus Scenario Forecast dated June 9, 2022 for 2Q22. ▪ Decline in ACL ratio consistent with continuing strong credit performance. ▪ ACL and ALLL ratios of 1.07% and 0.71% at 6/30/22. ▪ ACL and ALLL ratios were 0.97% and 0.76% at adoption of CECL on 1/1/20. $112.0mm $120.0mm $97.0mm $10.0mm - $48.0mm - $88.0mm - $20.0mm - $6.0mm $0.0mm $10.0mm Provision for Credit Losses $182.0mm $274.9mm $381.6mm $442.5mm $433.8mm $383.0mm $300.2mm $279.8mm $273.6mm $272.5mm $283.8mm 0.97% 1.39% 2.06% 2.48% 2.41% 2.14% 1.59% 1.38% 1.20% 1.12% 1.07% 0.76% 1.12% 1.63% 1.94% 1.93% 1.63% 1.19% 1.01% 0.88% 0.81% 0.71% 1/1/2020 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Allowance for Credit Losses (2) (1) Excludes $1.5mm provision for HFS securities (2) ■ ALLL as % of loans and leases, excluding PPP loans ■ ACL as % of loans and leases, excluding PPP loans

Deposit Detail

($ in millions)	At or For the Quarter Ended June 30, 2022			At or For the Quarter Ended June 30, 2021		
Deposit Category	Average $	Quarter-End $	Mix	Average $	Quarter-End $	Mix
Noninterest-bearing demand	$ 13,987	$ 13,338	39%	$ 11,305	$ 11,252	38%
Interest checking	6,386	6,197	18%	7,166	7,395	25%
Money market	9,526	9,030	27%	7,423	7,777	26%
Savings	651	654	2%	598	614	2%
Total core deposits	30,550	29,219	86%	26,492	27,038	91%
Non-core non-maturity deposits	1,159	2,185	6%	1,132	1,123	4%
Total non-maturity deposits	31,709	31,404	92%	27,624	28,161	95%
Time deposits $250,000 and under	1,395	1,898	6%	930	913	3%
Time deposits over $250,000	545	666	2%	568	573	2%
Total time deposits	1,940	2,564	8%	1,498	1,486	5%
Total deposits (1)(2)	$ 33,649	$ 33,968	100%	$ 29,122	$ 29,647	100%

Core: 86%


June 30, 2022
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand


June 30, 2021
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand

Core: 91%

(1) Does not include $2.1bn and $1.3bn of client investment funds held at June 30, 2022 and June 30, 2021, respectively.
(2) Wholesale deposits of $3.5bn at 6/30/22 up from $528mm at 3/31/22.

PacWest Bancorp

Second Quarter 2022 | PACW | p. 19

Diversified Investment Portfolio

$6.8 Billion AFS Investment Portfolio (1)



U.S. Treasuries, $696mm,10%
Asset-backed Securities, $33mm, 1%
Private Commercial MBS, $33mm, 1%
Other, $25mm, 0%
Collateralized Loan Obligations, $352mm, 5%
Municipal Securities, $701mm, 10%
Corporate Securities, $369mm, 6%
Private Residential CMOs, $216mm, 3%
Agency Commercial MBS, $976mm, 14%
Agency Residential CMOs, $803mm, 12%
Agency Residential MBS, $2,578mm, 38%

TE Yield, Avg. Life & Effective Duration



$7.2bn
$9.3bn
$10.7bn
$10.0bn
$9.1bn
7.0
6.2
5.9
6.9
7.7
5.1
4.8
4.8
5.7
6.2
2.23%
2.12%
2.02%
2.17%
2.32%
2Q21
3Q21
4Q21
1Q22
2Q22
AFS Securities
HTM Secruties
TE Yield
Average Life (Yrs)
Effective Duration (Yrs)

$2.3 Billion HTM Investment Portfolio (2)



U.S. Treasuries, $183mm, 8%
Agency Commercial MBS, $424mm, 19%
Private Label CMOs, $344mm, 15%
Corporate Securities, $68mm, 3%
Municipal Securities, $1,241mm, 55%

2.32% overall portfolio tax equivalent yield (3)

Second Quarter Activity:

- Reclassified $2.3bn to HTM as of June 1, 2022; AOCI at transfer of ($217mm)
- Purchased one corporate bond for $18.7mm in 2Q22
- Sold $393.4mm in 2Q22 at a net loss of $1.2mm
- Net pre-tax unrealized loss of $519.0mm at 3/31/22
- Net pre-tax unrealized loss of $888.8mm at 6/30/22
- Increase in total AOCI net unrealized loss of ($268.3mm) in 2Q22; No impact to regulatory capital ratios

(1) Fair value at 6/30/22
(2) Amortized cost at 6/30/22
(3) Yield is for 2Q22

PacWest Bancorp

Second Quarter 2022 | PACW | p. 20

Second Quarter 2022 | PACW | p. 21 10.91% 10.01% 9.78% 10.53% 8.86% 8.24% 10.91% 10.01% 9.78% 10.53% 9.32% 10.15% 13.75% 12.72% 12.41% 13.76% 12.69% 13.12% 2017 2018 2019 2020 2021 2Q22 Consolidated CET 1, Tier 1 & Total Capital Ratios (1)(2) $15.9bn $16.3bn $16.2bn $22.3bn $32.7bn $29.2bn $18.9bn $18.9bn $19.2bn $24.9bn $35.0bn $34.0bn 2017 2018 2019 2020 2021 2Q22 Core and Total Deposits (3) Historical Financial Trends $25.0bn $25.7bn $26.8bn $29.5bn $40.4bn $41.0bn 2017 2018 2019 2020 2021 2Q22 Total Assets (1) ■ CET 1 capital ratio, ■ Tier 1 capital ratio, ■ Total capital ratio (2) CET 1 ratio equaled Tier 1 ratio prior to 2021 (3) ■ Core deposits (4) Net of deferred fees $16.9bn $18.0bn $18.8bn $19.1bn $22.9bn $26.5bn 2017 2018 2019 2020 2021 2Q22 Loans and Leases, Net (4)

Second Quarter 2022 | PACW | p. 22 Historical Financial Trends $18.24 $18.02 $19.77 $21.05 $21.31 $16.93 2017 2018 2019 2020 2021 2Q22(2) Tangible Book Value Per Common Share (2)(3) $2.91 $3.72 $3.90 $1.97 $5.10 $2.03 2017 2018 2019 2020 2021 YTD '22 Earnings Per Common Share (1) 15.75% 22.25% 21.49% 10.36% 24.41% 22.55% 2017 2018 2019 2020 2021 YTD '22 Return on Average Tangible Common Equity (1)(3) (1) 2020 excludes goodwill impairment of $1.47 billion (2) Decrease in 2022 primarily due to $5.91 decrease from change to other comprehensive loss resulting from net unrealized losses on the investment portfolio (3) See “Non - GAAP Measurements” slides starting on slide 30 $357.8mm $465.3mm $468.6mm $232.4mm $607.0mm $242.5mm 2017 2018 2019 2020 2021 YTD '22 Net Earnings (1)

Second Quarter 2022 | PACW | p. 23 » Loan activity – slower loan growth than first half of the year » Core deposit activity – flat to down depending on venture banking activity highly influenced by the capital markets and private fundraising; expect some migration to PWAM to continue » Noninterest income – second quarter was in line with historical averages pre - 2021, expect trend to continue; muted capital markets activity will likely keep warrant income at historical averages when excluding 4Q20 to 4Q21 » Noninterest expense – based on 2Q22 and excluding impact of exceptional loan growth; would expect expenses to be slightly lower depending on timing of hiring and spend related to digital strategy and innovation projects » ACL ratio – flat to slightly down; dependent on economic conditions/forecasts, trends in credit quality and loan growth » Capital – raised $513mm of preferred; plan to build capital levels via earnings to levels similar to first half of 2021; considering various capital management options, such as a credit risk transfer related to purchased SFR portfolio General Outlook Ahead – Second Half of Year

Second Quarter 2022 | PACW | p. 24 » Key Initiatives • Balance sheet optimization • Maturation of Civic • Organic loan growth; no headwinds from exited portfolios • Capital management – maintaining focus on solid balance sheet; grow capital to keep pace with loan growth • Digital innovation » Looking Ahead • Organic growth – continued investment in existing business lines • Disciplined strategic growth – any acquisition should add new products, talent and/or markets; striving for better not just bigger Strategic Approach for Sustainable EPS Growth

Digital Innovation

Leverage FinTech Partnerships to Deliver Digital Solutions Across the Client Journey

Stronger Client Relationships

Increased Cross-Selling Opportunities

Seamless and Contextual Client Experience

Accelerated Innovation

CLIENT-CENTRIC DIGITAL EXPERIENCE

Simplified Digital Account Opening

WELCOME

- Reimagined Experience Leveraging Data-driven Insights
- Electronic Signatures and Records
- Digital Forms

Modernized and Intuitive Digital Experience Across the Client Journey

- Online and Mobile Banking
- Merchant Services
- Virtual Cards
- Foreign Exchange

Streamlined API Connectivity provides Flexibility and Choice

- Accounting and ERP Platform Connectivity
- HOA Platform Connectivity Delivers Segment Depth
- Enhanced Payment Capability via Connectivity Solutions

PacWest Bancorp

ONBOARD | CONNECT | TRANSACT

Second Quarter 2022 | PACW | p. 25

Second Quarter 2022 | PACW | p. 26 Update on Our ESG Journey » Issued our second annual ESG Report on April 7, 2022 » ESG Report included the SASB disclosure matrix and the GRI content index matrix » Expanded the ESG disclosures in our 2022 Proxy Statement » Board Oversight, Executive Management ESG Committee and working groups continue to drive enhancements in our program and reporting » Comprehensive Enterprise Risk Management program with mature BSA, cybersecurity and data privacy programs » Strong corporate governance with 92% independent directors, separate Chairman and CEO roles and all board committees chaired by independent directors » Monitoring new SEC climate risk disclosure proposal » Expect to complete a climate risk impact assessment in 2022

Second Quarter 2022 | PACW | p. 27 Product Offerings Community Banking National Lending Venture Banking • Attractive branch network with 69 full service branches in California and one in Denver, Colorado • Offers a full suite of deposit products and services, including on - line banking • Business lending products: includes secured business, asset - based and tax - exempt loans • Real estate lending products: includes multi - family, commercial real estate and construction loans • Limited consumer loan offerings • Borrower relationships generally include a deposit relationship • Specialized suite of products for HOA industry • Diversified by loan and lease type, geography and industry o Asset - Based Lending (ABL) ▪ Lender Finance, Equipment Financing and Premium Finance o Commercial Real Estate ▪ Multi - family , Hotel, Office, Retail, Industrial, SBA and Construction • Focus on small to middle - market businesses nationally • Expertise in niche segments (aviation lending and corporate finance) limits new competitors • Borrower relationships may include deposit accounts and treasury services • Four product offerings: Technology, Life Sciences, Fund Finance, Structured Finance • National business with offices located in key innovative hubs across the United States • Offers a comprehensive suite of financial services for venture - backed companies and their venture capital and private equity investors • Provides comprehensive treasury management solutions, including credit cards, international - related products and asset management services to clients • Borrower relationships almost always include a deposit relationship • Branch office in Durham, North Carolina Civic Financial Services • Four product offerings: Construction – Renovation, Residential – Bridge, For - Rent Residential, Multi - family • Lends to investors who want to renovate and “flip” property or rent property • Offices located in 11 states; make loans in 28 states and the District of Columbia • Headquartered in Redondo Beach, CA • Subsidiary of Pacific Western Bank

Second Quarter 2022 | PACW | p. 28 Durham, NC Los Angeles, CA Nationwide Lender Combined with California Branch Network Chevy Chase, MD Chicago, IL Denver, CO New York, NY Boston, MA Minneapolis, MN Campbell, CA Menlo Park, CA San Francisco, CA National Lending office Venture Banking office Community Banking branch Primary offices in 14 states San Diego, CA Austin, TX

Second Quarter 2022 | PACW | p. 29 Company History of Quality Growth Below is a timeline showing the Company’s 31 acquisitions over its history along with its related growth in asset size.

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The table below presents reconciliations of certain GAAP to non-GAAP financial measures:

($ in thousands, except per share amounts)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Tangible Common Equity Ratio & Tangible Book Value Per Common Share					
Stockholders' equity	$ 3,978,403	$ 3,650,595	$ 3,999,630	$ 3,918,434	$ 3,846,681
Less: Preferred stock	498,516	-	-	-	-
Total common equity	3,479,887	$ 3,650,595	$ 3,999,630	$ 3,918,434	$ 3,846,681
Less: Intangible assets	1,443,395	1,447,044	1,450,693	1,219,651	1,222,541
Tangible common equity	$ 2,036,492	$ 2,203,551	$ 2,548,937	$ 2,698,783	$ 2,624,140
Total assets	$ 40,950,723	$ 39,249,639	$ 40,443,344	$ 35,885,676	$ 34,867,987
Less: Intangible assets	1,443,395	1,447,044	1,450,693	1,219,651	1,222,541
Tangible assets	$ 39,507,328	$ 37,802,595	$ 38,992,651	$ 34,666,025	$ 33,645,446
Equity to assets ratio	9.72%	9.30%	9.89%	10.92%	11.03%
Tangible common equity ratio (1)	5.15%	5.83%	6.54%	7.79%	7.80%
Book value per common share	$ 28.93	$ 30.52	$ 33.45	$ 32.77	$ 32.17
Tangible book value per common share (2)	$ 16.93	$ 18.42	$ 21.31	$ 22.57	$ 21.95
Shares outstanding	120,288,024	119,610,766	119,584,854	119,579,566	119,555,102
Return on Average Tangible Common Equity					
Net earnings	$ 122,360	$ 120,128	$ 136,045	$ 139,996	$ 180,512
Add: intangible amortization	3,649	3,649	3,876	2,890	2,889
Adjusted net earnings	$ 126,009	$ 123,777	$ 139,921	$ 142,886	$ 183,401
Average stockholders' equity	$ 3,652,368	$ 3,847,481	$ 3,954,267	$ 3,916,621	$ 3,739,042
Less: Average intangible assets	1,445,333	1,449,056	1,437,780	1,221,253	1,224,208
Less: Average preferred stock	137,100	-	-	-	-
Average tangible common equity	$ 2,069,935	$ 2,398,425	$ 2,516,487	$ 2,695,368	$ 2,514,834
Return on average equity	13.44%	12.66%	13.65%	14.18%	19.36%
Return on average tangible equity (3)	24.42%	20.93%	22.06%	21.03%	29.25%

(1) Tangible common equity divided by tangible assets
(2) Tangible common equity divided by shares outstanding
(3) Annualized adjusted net earnings divided by average tangible common equity

PacWest Bancorp

Second Quarter 2022 | PACW | p. 30

Second Quarter 2022 | PACW | p. 31 ($ in thousands) June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 PPNR and PPNR Return on Average Assets Net earnings 122,360$ 120,128$ 136,045$ 139,996$ 180,512$ Add: Provision for credit losses 11,500 - (6,000) (20,000) (88,000) Add: Income tax expense 40,766 41,981 51,632 47,770 62,417 Pre-provision, pre-tax revenue ("PPNR") 174,626$ 162,109$ 181,677$ 167,766$ 154,929$ Average assets 40,031,891$ 39,883,304$ 40,358,147$ 35,871,664$ 34,326,112$ Return on average assets (1) 1.23% 1.22% 1.34% 1.56% 2.11% PPNR return on average assets (2) 1.75% 1.65% 1.79% 1.86% 1.81% (1) Annualized net earnings divided by average assets (2) Annualized PPNR divided by average asets Three Months Ended Non - GAAP Measurements The table below presents reconciliations of certain GAAP to non - GAAP financial measures. PPNR represents pre - provision, pre - tax net revenue.

Bank Holding Companies and Banks in the KRX Index

Total Assets (*in billions*)

1	Popular, Inc.	BPOP	$ 69.525	26	Fulton Financial Corporation	FULT	$ 25.598
2	Webster Financial Corporation	WBS	$ 65.131	27	First Hawaiian Inc.	FHB	$ 25.043
3	East West Bancorp Inc.	EWBC	$ 62.241	28	Simmons First National Corporation	SFNC	$ 24.482
4	Western Alliance Bancorporation	WAL	$ 60.576	29	United Community Banks, Inc.	UCBI	$ 24.374
5	Synovus Financial Corp.	SNV	$ 56.420	30	Ameris Bancorp	ABCB	$ 23.560
6	Cullen/Frost Bankers, Inc.	CFR	$ 51.296	31	Bank of Hawaii Corporation	BOH	$ 23.000
7	Wintrust Financial Corporation	WTFC	$ 50.251	32	Eastern Bankshares, Inc.	EBC	$ 22.836
8	Cadence Bank	CADE	$ 47.204	33	Pacific Premier Bancorp, Inc.	PPBI	$ 21.622
9	South State Corporation	SSB	$ 46.202	34	WSFS Financial Corporation	WSFS	$ 20.965
10	Old National Bancorp	ONB	$ 45.835	35	Columbia Banking Systems, Inc.	COLB	$ 20.964
11	Valley National Bancorp	VLY	$ 43.551	36	Cathay General Bancorp	CATY	$ 20.867
12	F.N.B. Corporation	FNB	$ 42.022	37	Washington Federal, Inc.	WAFD	$ 20.560
13	UMB Financial Corporation	UMBF	$ 40.606	38	Independent Bank Corp	INDB	$ 20.159
14	Pinnacle Financial Partners, Inc.	PNFP	$ 39.400	39	First Bancorp	FBP	$ 19.929
15	**PacWest Bancorp**	**PACW**	$ **39.250**	40	Atlantic Union Bankshares	AUB	$ 19.782
16	Prosperity Bancshares, Inc.	PB	$ 38.271	41	Home Bancshares, Inc.	HOMB	$ 18.618
17	BankUnited, Inc.	BKU	$ 36.332	42	Hope Bancorp, Inc.	HOPE	$ 17.804
18	Hancock Whitney Corporation	HWC	$ 36.317	43	CVB Financial Corp.	CVBF	$ 17.539
19	Commerce Bankshares, Inc.	CBSH	$ 34.987	44	Trustmark Corporation	TRMK	$ 17.442
20	Associated Banc-Corp	ASB	$ 34.956	45	First Financial Bancorp	FFBC	$ 16.009
21	First Interstate Bancsystem, Inc.	FIBK	$ 33.162	46	Community Bank Systems, Inc.	CBU	$ 15.626
22	Texas Capital Bankshares, Inc.	TCBI	$ 31.085	47	Provident Financial Services, Inc.	PFS	$ 13.617
23	United Bankshares, Inc.	UBSI	$ 29.366	48	First Financial Bankshares, Inc.	FFIN	$ 13.314
24	Bank OZK	OZK	$ 26.562	49	First Commonwealth Financial Corporation	FCF	$ 9.642
25	Glacier Bancorp, Inc.	GBCI	$ 26.100	50	Brookline Bancorp, Inc.	BRKL	$ 8.634

Source: S&P Global Market Intelligence. Total assets as of March 31, 2022.
Banks in the KRX Index as of June 30, 2022.

PacWest Bancorp

Second Quarter 2022 | PACW | p. 32

Second Quarter 2022 | PACW | p. 33 This communication contains certain forward - looking information about PacWest Bancorp (the “Company”) that is intended to be covered by the safe harbor for “forward - looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward - looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. The ongoing COVID - 19 pandemic continues to affect PacWest Bancorp, its employees, customers and third - party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain, due in part to new variants of COVID - 19. The risks from the COVID - 19 pandemic have decreased as the pandemic subsides, however, new variants may continue to impact key macro - economic indicators such as unemployment and GDP and may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets and liabilities, including goodwill, lead to a tightening of credit and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, inflation, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward - looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . Forward - Looking Statements